UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2011

Taylor Capital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50034	36-4108550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Taylor Capital Group, Inc. (the "Registrant") is filing this amendment to its Current Report on Form 8-K, originally filed on May16, 2010 (the "Original Form 8-K"), to include a revised Item 8.01. No other changes have been made to the Original Form 8-K.

The information set forth in Item 8.01 below regarding the Registrant's Annual Meeting of Stockholders, held on May 13, 2010, is incorporated by reference herein. The following table sets forth the voting results of the Annual Meeting:

Item 5.07	Submission of Matters to a Vote of Security Holders.

	Votes For	Votes Withheld	Votes Against	Abstentions	Broker Non-Votes
Election of Directors:
Bruce W. Taylor	16,644,390	229,218			3,269,456
Mark A. Hoppe	16,665,390	208,218			3,269,456
Ronald L. Bliwas	16,665,845	207,763			3,269,456
C. Bryan Daniels	16,665,845	207,763			3,269,456
Ronald D. Emanuel	16,629,004	244,604			3,269,456
M. Hill Hammock	16,622,085	251,523			3,269,456
Elzie Higginbottom	16,665,845	207,763			3,269,456
Michael H. Moskow	16,665,845	207,763			3,269,456
Louise O'Sullivan	16,622,465	251,143			3,269,456
Melvin E. Pearl	16,622,085	251,523			3,269,456
Shepherd G. Pryor, IV	16,600,308	273,300			3,269,456
Harrison I. Steans	16,636,844	236,764			3,269,456
Jennifer W. Steans	16,636,844	236,764			3,269,456
Jeffrey W. Taylor	16,637,790	235,818			3,269,456
Richard W. Tinberg	16,669,465	214,143			3,269,456

To approve the 2011 Incentive Compensation Plan	15,764,793		940,129	168,686	3,269,456

To approve the compensation of executive officers as described in the proxy statement for the Annual Meeting (non-binding)	16,640,080		33,728	199,800	3,269,456

On a proposal, in their discretion, the Proxies authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof:	18,602,700		1,343,449	196,915

Item 8.01	Other Events.

A copy of the Press Release announcing the results of the Annual Meeting is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 Registrant's Press Release dated May 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR CAPITAL GROUP, INC.

By:	/s/ STEVEN H. SHAPIRO
Steven H. Shapiro
General Counsel and Corporate Secretary

Dated: May 17, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Registrant's Press Release dated May 13, 2011.